Exhibit 99.1

The Priceline Group Reports Financial Results for 2nd Quarter 2017

NORWALK, CT – August 8, 2017. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 2nd quarter 2017 financial results. Second quarter gross travel bookings for The Priceline Group (the "Company," the "Group," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $20.8 billion, an increase of 16% over a year ago (approximately 19% on a constant-currency basis).
The Group's gross profit for the 2nd quarter was $3.0 billion, a 21% increase from the prior year (approximately 24% on a constant-currency basis). International operations contributed gross profit in the 2nd quarter of $2.6 billion, a 24% increase versus a year ago (approximately 26% on a constant-currency basis). Net income in the 2nd quarter was $720 million, a 24% increase versus the prior year. Net income was $14.39 per diluted share, a 24% increase as compared to the prior year.
Non-GAAP net income in the 2nd quarter was $758 million, a 20% increase versus the prior year. Non-GAAP net income was $15.14 per diluted share, a 20% increase compared to $12.59 per diluted share a year ago. Adjusted EBITDA for the 2nd quarter 2017 was $974 million, a 20% increase versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
"The Priceline Group achieved strong results for the second quarter," said Glenn Fogel, Chief Executive Officer of the Priceline Group. "Globally, our accommodation business booked 170 million room nights in the quarter, up 21% over the same period last year." Looking forward, Mr. Fogel said, "We are pleased with the performance of the business and will continue to build our franchise by adding properties to the platform and by investing in technology, customer experience and content expansion."

The Group's guidance for the 3rd quarter of 2017 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	11%	16%
Year over year growth - Total gross travel bookings	11%	16%
Year over year growth - Total gross travel bookings (constant currency)	9%	14%

GAAP
Year over year growth - Gross profit	15.5%	20.5%
Year over year growth - Gross profit (constant currency)	12.5%	17.5%
Net income	$1,590	$1,670
Net income per diluted share(1)	$31.70	$33.40

Non-GAAP
Non-GAAP Net income	$1,625	$1,705
Non-GAAP Net income per diluted share(1)	$32.40	$34.10
Adjusted EBITDA	$2,030	$2,130

(1) Assumes a fully diluted share count of approximately 50.1 million shares.

Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $35 million in the 3rd quarter.
Adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income tax expense. These adjustments are estimated to increase adjusted EBITDA over GAAP net income by approximately $440 million - $460 million in the 3rd quarter.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Group uses the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Group uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Group believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Group’s ongoing operating performance because they facilitate comparison of the Group’s results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP financial measures, in particular adjusted EBITDA and non-GAAP net income, are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes amortization expense of intangibles assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill, such as the $941 million non-cash goodwill impairment charge recorded in the 3rd quarter of 2016,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments, and

•	the tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense and includes the impact of foreign currency transactions and other expenses.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2017 and 2016.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our performance advertising efficiency;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- our ability to respond to and keep up with the rapid pace of technological change;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- adverse changes in the Group's relationships with travel service providers and restaurants;
-- the ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit PricelineGroup.com and follow us on Twitter @PricelineGroup.

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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@pricelinegroup.com

The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,634,264	$2,081,075
Short-term investments	3,721,825	2,218,880
Accounts receivable, net of allowance for doubtful accounts of $31,291 and $25,565, respectively	1,230,602	860,115
Prepaid expenses and other current assets	685,879	241,449
Total current assets	8,272,570	5,401,519
Property and equipment, net	425,100	347,017
Intangible assets, net	1,914,767	1,993,885
Goodwill	2,418,630	2,396,906
Long-term investments	10,263,659	9,591,067
Other assets	163,597	108,579
Total assets	$23,458,323	$19,838,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$598,200	$419,108
Accrued expenses and other current liabilities	1,073,632	857,467
Deferred merchant bookings	1,185,639	614,361
Convertible debt	899,484	967,734
Total current liabilities	3,756,955	2,858,670
Deferred income taxes	397,449	822,334
Other long-term liabilities	134,537	138,767
Long-term debt	7,564,636	6,170,522
Total liabilities	11,853,577	9,990,293

Convertible debt	15,077	28,538

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,560,183 and 62,379,247 shares issued, respectively	486	485
Treasury stock, 13,503,447 and 13,190,929 shares, respectively	(7,411,392)	(6,855,164)
Additional paid-in capital	5,633,659	5,482,653
Retained earnings	12,793,001	11,326,852
Accumulated other comprehensive income (loss)	573,915	(134,684)
Total stockholders' equity	11,589,669	9,820,142
Total liabilities and stockholders' equity	$23,458,323	$19,838,973

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Agency revenues	$2,332,371	$1,852,961	$4,117,684	$3,352,990
Merchant revenues	498,133	517,867	940,178	987,899
Advertising and other revenues	194,052	185,074	386,098	363,132
Total revenues	3,024,556	2,555,902	5,443,960	4,704,021
Cost of revenues	72,742	126,084	157,911	254,753
Gross profit	2,951,814	2,429,818	5,286,049	4,449,268
Operating expenses:
Performance advertising	1,147,589	920,763	2,128,362	1,700,672
Brand advertising	121,187	112,321	194,199	182,166
Sales and marketing	131,734	105,522	245,770	197,845
Personnel, including stock-based compensation of $66,879, $54,976, $125,827 and $120,976, respectively	385,708	332,654	736,738	641,005
General and administrative	141,634	112,642	277,181	225,687
Information technology	44,831	35,797	84,776	68,585
Depreciation and amortization	85,872	77,712	169,302	150,583
Total operating expenses	2,058,555	1,697,411	3,836,328	3,166,543
Operating income	893,259	732,407	1,449,721	1,282,725
Other income (expense):
Interest income	36,821	21,292	68,813	41,639
Interest expense	(60,942)	(50,290)	(116,659)	(97,184)
Foreign currency transactions and other	(6,021)	1,997	(11,148)	(10,931)
Impairment of cost-method investments	—	(12,858)	—	(63,208)
Total other expense	(30,142)	(39,859)	(58,994)	(129,684)
Earnings before income taxes	863,117	692,548	1,390,727	1,153,041
Income tax expense	142,908	111,910	214,895	197,979
Net income	$720,209	$580,638	$1,175,832	$955,062
Net income applicable to common stockholders per basic common share	$14.66	$11.71	$23.92	$19.25
Weighted-average number of basic common shares outstanding	49,131	49,604	49,161	49,617
Net income applicable to common stockholders per diluted common share	$14.39	$11.60	$23.49	$19.06
Weighted-average number of diluted common shares outstanding	50,056	50,059	50,049	50,105

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$1,175,832	$955,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	85,123	65,157
Amortization	84,179	85,426
Provision for uncollectible accounts, net	26,127	16,117
Deferred income tax benefit	(40,939)	(79,863)
Stock-based compensation expense and other stock-based payments	126,047	121,016
Amortization of debt issuance costs	4,509	3,744
Amortization of debt discount	35,386	34,180
Loss on early extinguishment of debt	1,027	—
Impairment of cost-method investments	—	63,208
Excess tax benefits on stock-based awards and other equity deductions	—	61,470
Changes in assets and liabilities:
Accounts receivable	(333,545)	(344,147)
Prepaid expenses and other current assets	(438,641)	(286,976)
Accounts payable, accrued expenses and other current liabilities	873,705	683,395
Other	3,024	(10,563)
Net cash provided by operating activities	1,601,834	1,367,226

INVESTING ACTIVITIES:
Purchase of investments	(2,869,903)	(2,701,662)
Proceeds from sale of investments	1,480,236	2,176,868
Additions to property and equipment	(147,269)	(113,699)
Acquisitions and other investments, net of cash acquired	(490)	(795)
Net cash used in investing activities	(1,537,426)	(639,288)

FINANCING ACTIVITIES:
Proceeds from short-term borrowing	4,599	—
Proceeds from the issuance of long-term debt	1,051,722	994,705
Payments related to conversion of senior notes	(83,473)	—
Payments for repurchase of common stock	(555,250)	(520,566)
Proceeds from exercise of stock options	2,790	9,766
Net cash provided by financing activities	420,388	483,905
Effect of exchange rate changes on cash, cash equivalents and restricted cash	68,570	4,627
Net increase in cash, cash equivalents and restricted cash	553,366	1,216,470
Cash, cash equivalents and restricted cash, beginning of period	2,082,007	1,478,071
Cash, cash equivalents and restricted cash, end of period	$2,635,373	$2,694,541
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$577,247	$496,403
Cash paid during the period for interest	$60,308	$43,727
Non-cash financing activity	$1,000	$—

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2017	2016	2017	2016
	Net income	$720,209	$580,638	$1,175,832	$955,062

(a)	Depreciation and amortization	85,872	77,712	169,302	150,583
(a)	Interest income	(36,821)	(21,292)	(68,813)	(41,639)
(a)	Interest expense	60,942	50,290	116,659	97,184
(c)	Loss on early extinguishment of debt	1,027	—	1,027	—
(d)	Impairment of cost-method investments	—	12,858	—	63,208
(a)	Income tax expense	142,908	111,910	214,895	197,979
	Adjusted EBITDA	$974,137	$812,116	$1,608,902	$1,422,377

	GAAP Gross profit	$2,951,814	$2,429,818	$5,286,049	$4,449,268

	Adjusted EBITDA as a % of GAAP Gross profit	33.0%	33.4%	30.4%	32.0%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2017	2016	2017	2016
	Net income	$720,209	$580,638	$1,175,832	$955,062

(b)	Amortization of intangible assets	41,161	43,041	84,179	85,426
(c)	Debt discount amortization related to convertible debt	16,525	16,093	33,019	32,055
(c)	Loss on early extinguishment of debt	1,027	—	1,027	—
(d)	Impairment of cost-method investments	—	12,858	—	63,208
(e)	Tax impact of Non-GAAP adjustments	(20,995)	(22,255)	(42,063)	(44,395)
	Non-GAAP Net income	$757,927	$630,375	$1,251,994	$1,091,356

	GAAP weighted-average number of diluted common shares outstanding	50,056	50,059	50,049	50,105

	Non-GAAP Net income per diluted common share	$15.14	$12.59	$25.02	$21.78

Notes:
(a)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(b)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(c)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of debt are recorded in Interest expense and Foreign currency transactions and other, respectively. Loss on early extinguishment of debt is excluded from Net Income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(d)
Impairments of cost-method investments principally related to our investment in Hotel Urbano are recorded in Foreign currency transactions and other and excluded from Net Income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(e)	Reflects the tax impact of Non-GAAP adjustments.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc. Statistical Data In millions (1) (Unaudited)

Gross Bookings (2)	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17
Agency	$12,867	$12,850	$10,344	$14,534	$15,369	$15,757	$12,978	$18,140	$17,947
Merchant	2,094	1,928	1,670	2,119	2,494	2,703	2,134	2,546	2,850
Total	$14,960	$14,778	$12,015	$16,653	$17,862	$18,460	$15,112	$20,687	$20,797

Year/Year Growth
Agency	11.1%	8.7%	15.3%	22.1%	19.4%	22.6%	25.5%	24.8%	16.8%
Merchant	7.0%	(3.7)%	(0.9)%	13.5%	19.1%	40.2%	27.8%	20.2%	14.3%
Total	10.5%	6.9%	12.7%	20.9%	19.4%	24.9%	25.8%	24.2%	16.4%
Constant Currency	26%	22%	24%	26%	21%	26%	28%	27%	19%

Units Sold	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17
Room Nights	113.1	115.6	99.1	136.5	140.7	149.6	129.7	173.9	170.2
Year/Year Growth	26.2%	22.0%	26.6%	30.5%	24.4%	29.4%	31.0%	27.4%	21.0%

Rental Car Days	17.2	16.0	12.2	16.2	18.5	18.0	14.0	18.6	20.7
Year/Year Growth	20.1%	13.0%	10.6%	10.9%	7.9%	12.5%	14.4%	15.4%	11.7%

Airline Tickets	2.1	2.0	1.7	1.8	2.0	1.9	1.6	1.8	1.8
Year/Year Growth	0.3%	(1.1)%	(2.6)%	(7.2)%	(6.6)%	(2.5)%	(4.3)%	(2.1)%	(8.7)%

	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17
Gross Profit	$2,092.9	$2,947.3	$1,879.4	$2,019.5	$2,429.8	$3,589.1	$2,276.4	$2,334.2	$2,951.8
Year/Year Growth	11.1%	12.5%	12.2%	20.8%	16.1%	21.8%	21.1%	15.6%	21.5%
Constant Currency	26%	29%	23%	27%	18%	23%	24%	17%	24%

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.